UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2015 (May 7, 2015)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
Connecticut Water Service, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 7, 2015 (the “Annual Meeting”). At the Annual Meeting, the shareholders re-elected Lisa J. Thibdaue and Carol P. Wallace to the Company’s Board of Directors (the “Board”), and elected Company nominees Bradford A. Hunter and Ellen C. Wolf to the Board as new directors.

At the Annual Meeting, the Company’s shareholders voted on the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to shareholders on March 27, 2015 (the “2015 Proxy Statement”).

(1) A proposal to elect four nominees to the Board, with Mr. Hunter and Mmes. Thibdaue and Wallace to serve terms expiring at the 2018 annual meeting of shareholders and Ms. Wolf to serve a term expiring at the 2017 annual meeting of shareholders. Each director was elected and received the following votes:

Director	For	Withheld	Broker Non-Votes
Bradford A. Hunter	16,166,173	447,811
Lisa J. Thibdaue	16,034,704	579,280
Carol P. Wallace	16,150,144	463,840
Ellen C. Wolf	16,127,056	486,928
Total All Directors	64,478,077	1,977,859	10,398,072

(2) A proposal to approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers as disclosed in the 2015 Proxy Statement. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
15,698,514	699,635	245,835	10,398,072

(3) A proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The proposal was approved and received the following votes:

For	Against	Abstain
26,491,510	376,825	143,721

Item 8.01    Other Events

2015 Annual Meeting of Shareholders

On May 7, 2015, the Company held its 2015 Annual Meeting of Shareholders at the Madison Beach Hotel in Madison, Connecticut. At the Annual Meeting, the Company’s shareholders elected a slate of three Class III directors, one Class II director, approved a non-binding advisory resolution regarding the compensation of the Company’s named executive officers, and ratified the Audit Committee’s appointment of Baker Tilly Virchow Krause, LLP as independent auditors for 2015.

The President/CEO and the Senior Vice President/CFO’s presentation at the Annual Meeting of Shareholders will be available for viewing for 30 days at the Company’s web site: www.ctwater.com on the “Events & Presentations” page of the Investor section. The presentation is also filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Declaration of Dividends

At its May 7, 2015 organizational meeting, the Board declared a quarterly cash dividend of $0.2575 per common share payable on June 15, 2015 for shareholders of record as of June 1, 2015. In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares payable on July 15, 2015 for shareholders of record as of July 1, 2015, and a quarterly cash dividend of $0.225 on Preferred 90 (OTCBB: CTWSP) shares payable on August 3, 2015 for shareholders of record as of July 20, 2015.

Award of Restricted Shares to Non-Employee Directors

The Board approved the award of restricted shares of the Company’s Common Stock to each of the Company’s non-employee directors under the Company’s 2014 Performance Stock Program (the “Program”). These awards are consistent with a similar set of awards made in May of each year 2007-2014 pursuant to the Board’s director compensation policies established by the Board in 2007 and revised in 2012.

In 2015, the number of shares of Common Stock comprising each restricted share award shall, in each case, be equal to $17,500 divided by the fair market value (as calculated under the Program) of a share of Common Stock on May 6, 2015, the day prior to date of grant, and rounded up to the nearest whole share. The awards are not subject to the attainment of performance conditions and will vest in full as of May 7, 2016, the first anniversary of the date of grant. Each award will be evidenced by a written award agreement between the Company and the non-employee director. A copy of the form of restricted share award agreement for non-employee directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following are filed herewith as exhibits

(c)	Exhibits

10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2014 Performance Stock Program.
99.1	President/CEO and the Senior Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: May 11, 2015	By: David C. Benoit David C. Benoit Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2014 Performance Stock Program.
99.1	President/CEO and the Senior Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 7, 2015.